SCHEDULE 14A INFORMATION

                     PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                     [X]

Filed by a Party other than the Registrant  [ ]

                           Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss240.14a-11(c) or ss240.14a-12

                           IMAGE SENSING SYSTEMS, INC.
                (Name of Registrant as Specified in its Charter)

                           IMAGE SENSING SYSTEMS, INC.
                    (Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (1)
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid:

    (1) (Set forth the amount on which the filing fee is calculated and state how it was determined):

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                           IMAGE SENSING SYSTEMS, INC.

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS

                                  MAY 28, 1998


TO THE SHAREHOLDERS OF IMAGE SENSING SYSTEMS, INC.:

         Notice is hereby given that the Annual Meeting of Shareholders of Image Sensing Systems, Inc. will be held at 3:30 p.m. on Thursday, May 28, 1998, at the Crowne Plaza Northstar Hotel, 618 Second Avenue South, Minneapolis, Minnesota, for the following purposes:

         1. To elect the directors to serve on the Board of Directors.

         2. To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on March 30, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

         We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.

                                      By Order of the Board of Directors,



                                      Spiro G. Voglis
                                      Secretary

Dated:  April 3, 1998



             SHAREHOLDERS UNABLE TO ATTEND THIS MEETING ARE URGED TO
                DATE AND SIGN THE ENCLOSED PROXY AND TO RETURN IT
                            IN THE ENCLOSED ENVELOPE.

                           IMAGE SENSING SYSTEMS, INC.


                                 PROXY STATEMENT

                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 28, 1998


         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Image Sensing Systems, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on May 28, 1998, at 3:30 p.m. at the Crowne Plaza Northstar Hotel, 618 Second Avenue South, Minneapolis, Minnesota, and at any adjournment thereof. A shareholder giving the enclosed proxy may revoke it at any time before the vote is cast at the annual meeting. Shares represented by a proxy will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement and for any other proposals set forth in this Proxy Statement. This Proxy Statement and the accompanying form of proxy are being sent or given to shareholders beginning on or about April 3, 1998 along with the Company's 1997 Annual Report to Shareholders.

         Only shareholders of record at the close of business on March 30, 1998 are entitled to notice of and to vote at the meeting or at any adjournment thereof. On March 30, 1998, there were 2,478,200 shares of Common Stock of the Company outstanding. Each share is entitled to one vote. Cumulative voting is not permitted. Shares voted as abstentions on any matter (or a "withhold vote for" as to a director) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

         The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the meeting. However, if any other matters are properly brought before the meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

         All expenses in connection with the solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile or personal calls.

         The Company's principal executive offices are located at 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104.

                              ELECTION OF DIRECTORS

         The business and affairs of the Company are managed under the direction of its Board of Directors, which is presently comprised of six members. The Bylaws of the Company provide that at any regular meeting of the shareholders of the Company there shall be an election of directors whose terms have expired. The Board of Directors recommends that shareholders elect the nominees named below as Directors of the Company for the ensuing year and until their successors are elected and shall have qualified. Unless otherwise indicated thereon, the persons named in the enclosed form of proxy intend to vote FOR the election of the six nominees listed below. The affirmative vote of a majority of the shares of the Company's Common Stock present (or represented by proxy) at the 1998 Annual Meeting is required to elect each of the nominees as Directors for the ensuing year or until their successors are elected and have qualified. All of the nominees are members of the present Board of Directors. If for any reason any nominee shall be unavailable for election to the Board of Directors, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

         Information regarding the nominees for election to the Board of Directors of the Company is set forth below:

         Name                       Age       Position
         ----                       ---       --------
         Panos G. Michalopoulos      49      Chairman of the Board and Chief
                                              Scientific Advisor
         Spiro G. Voglis             59      President, Chief Executive Officer,
                                              Secretary, Treasurer and Director
         Richard C. Magnuson*        56      Director
         Richard P. Braun#           72      Director
         James Murdakes#             65      Director
         C. (Dino) Xykis*#           39      Director


----------

* Denotes a member of the audit committee.
# Denotes a member of the compensation and stock option committee.

         PANOS G. MICHALOPOULOS has been the Chairman of the Board of Directors since 1990 and Chief Scientific Advisor since 1995. Dr. Michalopoulos has been a professor in the Department of Civil Engineering at the University of Minnesota since 1977. Dr. Michalopoulos has over 25 years of research, teaching, and consulting experience in traffic engineering operations and control. He has taught at several universities, consulted with many firms in the U.S. and abroad in the area of traffic control and has worked as a traffic engineer.

         SPIRO G. VOGLIS has been the President, Chief Executive Officer and Treasurer of the Company since January 1995 and Secretary since March 1997. He was the Chief Operating Officer of the Company from November 1993 until January 1995. Dr. Voglis has been a director of the Company since November 1993. Dr. Voglis held several management positions with Minnesota Mining and Manufacturing Corporation for 23 years prior to 1993, both in Europe and in the United States, including product manager, international director and managing director.

         RICHARD C. MAGNUSON has been a Director of the Company since September 1990. Mr. Magnuson has been President and Chief Executive Officer of BioMedix, Inc. since July 1997 and previously operated his own management consulting firm since October 1995. Prior to that he served as the President and Chief Executive Officer of the Company from June 1991 to January 1995 and as Vice President and Secretary from January 1995 until September 1995. Prior to 1990, Mr. Magnuson had worked with the Company as a private consultant since 1988.

         RICHARD P. BRAUN has been a Director of the Company since March 1994. Mr. Braun was the Director of the Center for Transportation Studies at the University of Minnesota from 1987 to 1994. From September 1993 to

February 1995, Mr. Braun was chairman of the Metropolitan Airports Commission. Prior to 1987, Mr. Braun was Commissioner of Transportation for the State of Minnesota for eight years.

         JAMES MURDAKES has been a Director of the Company since March 1994. Mr. Murdakes was Chairman of the Board of Directors and management consultant to LSC, Inc., a Minneapolis-based systems integrator for computer network storage servers, since January 1997 and was President and Chief Executive Officer of LSC, Inc. from 1993 through 1996.

         C. (DINO) XYKIS has been a Director of the Company since May 1996. Dr. Xykis has been Staff Engineer and Customer Led Quality Leader for Onan Corporation, a wholly owned subsidiary of Cummings Engine Company, since 1991. Dr. Xykis was nominated to the Board of Directors by Equity Securities Trading Co., Inc., the underwriter for the Company's 1995 public offering, in accordance with the Underwriting Agreement.

         In addition to the executive officers listed above who are nominees for election to the Board of Directors, the other executive officer of the Company and his biographical information is as follows:

         ARTHUR J. BOURGEOIS, age 57, has been the Company's Chief Financial Officer since December 1994 and was Secretary of the Company from October 1995 until February 1997. Effective March 1, 1997, Mr. Bourgeois became an independent management consultant to the Company and continues as the Chief Financial Officer. Mr. Bourgeois was an independent management consultant in 1994 and was an audit partner with the accounting firm of Ernst & Young LLP prior to 1994.

MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

         During the fiscal year ended December 31, 1997, the Board of Directors met nine times. All of the Directors attended more than 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which they served. The Board of Directors and its committees also act from time to time by written consent in lieu of meetings.

         The Board of Directors of the Company has standing audit and compensation and stock option committees which have a current membership as indicated in the foregoing section. The Board of Directors has no standing nominating committee.

         The audit committee makes recommendations as to the selection of auditors and their compensation, and reviews with the auditors the scope of the annual audit, matters of internal control and procedure and the adequacy thereof, the audit results and reports and other general matters relating to the Company's accounts, records, controls and financial reporting. During fiscal 1997, the audit committee held two meetings.

         The compensation and stock option committee reviews and recommends to the Board of Directors the compensation guidelines and stock options for executive officers and other key personnel. During fiscal 1997, the compensation and stock option committee held three meetings.

COMPENSATION OF DIRECTORS

         Directors who are employees of the Company do not receive any compensation from the Company for attending meetings of the Board of Directors. In 1997, non-employee Directors received a $4,000 retainer and a $500 monthly fee for attendance at meetings of the Board of Directors. Effective January 1998, non-employee directors will receive a total retainer of $10,000 with $4,000 payable in May and $500 payable each month.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers, directors and holders of 10% or more of the Company's Common Stock, the Company believes that its executive officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation awarded to or earned in certain fiscal years by the Company's Chief Executive Officer and each other executive officer who earned salary and bonus in excess of $100,000 during the fiscal year ended December 31, 1996.

                   Annual Compensation
                   -------------------
        Name and Principal                                          All Other
             Position                Year    Salary     Bonus    Compensation(1)
             --------                ----    ------     -----    ---------------

       Spiro G. Voglis               1997    $120,000     -          $3,960
         President,                  1996    $120,000     -          $3,758
         Chief Executive Officer,    1995    $115,374  $12,000
         Secretary and Treasurer

       Panos G. Michalopoulos        1997    $100,000     -          $4,500
          Chairman of the Board      1996    $100,000     -          $2,903
          and Chief Scientific       1995    $110,412     -          $3,531
          Advisor

----------------

(1) Represents employer contribution to the Company's 401(k) plan.

STOCK OPTIONS

         The following table summarizes the values of the options held by the executive officers named in the "Summary Compensation Table" above at December 31, 1997. No options were granted to or exercised by named executive officers during 1997.

                                                   YEAR-END OPTION VALUES

                                               NUMBER OF UNEXERCISED                    VALUE OF UNEXERCISED
                                                 OPTIONS AT END OF                      IN-THE-MONEY OPTIONS
                                                         1997                              AT END OF 1997
                                                        ------                            ---------------
NAME                                       EXERCISABLE         UNEXERCISABLE         EXERCISABLE    UNEXERCISABLE
----                                       -----------         -------------         -----------    -------------
Dr. Voglis .............................     32,400               56,400               $    0           $     0
Dr. Michalopoulos  .....................     35,200               64,800               $    0           $   0


----------------

(1) Value based on the difference between the closing price of the Company's Common Stock as reported by the Nasdaq Small Cap Market on December 31, 1997 and the option exercise price per share multiplied by the number of shares subject to the option.

EMPLOYMENT AGREEMENTS

         Dr. Michalopoulos has an Employment Agreement that provides for a term of employment ending December 31, 1999. Under the terms of the Employment Agreement, Dr. Michalopoulos assumed the position of Chairman of the Board of Directors and Chief Scientific Advisor for the Company and is entitled to receive an annual salary of $50,000 for serving as Chairman of the Board of Directors and $50,000 for serving as Chief Scientific Advisor. In addition, Dr. Michalopoulos is eligible to participate in the Company's 401(k) plan. Dr. Michalopoulos also was granted an option under his Employment Agreement to purchase up to 108,000 shares of the Company's Common Stock exercisable in five equal increments of 21,600 shares in each of the calendar years beginning January 1, 1996 and ending January 1, 2000. The exercise price for the option is $4.75. On June 5, 1996 and February 23, 1998, Dr. Michalopoulos relinquished his option to purchase 8,000 shares and 5,000 shares, respectively, of the Company's Common Stock under his Employment Agreement. In the event that Dr. Michalopoulos does not exercise any of the options during such years, he has the right to accumulate such options to be exercised no later than December 31, 2005. In his Employment Agreement, Dr. Michalopoulos has agreed not to compete directly or indirectly with the Company in the field of image processing anywhere in the United States, Canada or the European Common Market Community for a period of two years after termination of the Employment Agreement. Dr. Michalopoulos has also agreed not to divulge to any third party any confidential information of the Company. If Dr. Michalopoulos is terminated as a result of the sale, acquisition or merger of the Company, Dr. Michalopoulos will be entitled to severance in an amount equal to 12 months' salary. If Dr. Michalopoulos is terminated for cause, severance is limited to an amount equal to six months' salary. The Company must give written notice to Dr. Michalopoulos by April 30, 1999 if it does not seek to renew the Employment Agreement after December 31, 1999.

         Dr. Voglis has an Employment Agreement with the Company that provides for a term of employment ending December 31, 1997. Under the terms of the Employment Agreement, Dr. Voglis assumes the position of President and Chief Executive Officer of the Company and is entitled to receive a salary of $120,000. In addition, Dr. Voglis is eligible to participate in the Company's 401(k) plan and will be eligible for an incentive bonus upon satisfaction of certain performance objectives established by the Company's compensation and stock option committee. In his Employment Agreement, Dr. Voglis has agreed not to compete directly or indirectly with the Company in the field of image processing anywhere in the United States, Canada or the European Common Market Community for a period beginning as of January 1, 1995 through the date two years after termination of the Employment Agreement. Dr. Voglis has also agreed not to divulge to any third party any confidential information of the Company. If Dr. Voglis is terminated as a result of the sale, acquisition or merger of the Company, Dr. Voglis will be entitled to severance in an amount equal to six months' salary. If Dr. Voglis is terminated for cause, severance is limited to an amount equal to three months' salary. The Company must give written notice to Dr. Voglis by April 30, 1997 if it does not seek to renew the Employment Agreement after December 31, 1997. On August 27, 1996, the Board of Directors adopted a recommendation of the Compensation Committee to extend Dr.

Voglis' employment through 1998 with a salary of $130,000 and grant him options to purchase 40,200 shares of the Company's common stock at $3.50 per share.


                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 15, 1998 by: (i) each director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group and (iv) each person or entity known by the Company to own beneficially more than five percent of the Company's Common Stock. The address of each of the following shareholders is the same as the Company.

                                                       SHARES BENEFICIALLY          PERCENT OF OUTSTANDING
                                                               OWNED (1)                  SHARES (1)
                                                       ------------------------     -----------------------

     Panos G. Michalopoulos..........................        1,192,848(2)                      47.0%
     Spiro G. Voglis.................................           72,898(3)                       2.9%
     Richard C. Magnuson.............................           94,338(4)                       3.8%
     Richard P. Braun................................           86,778                          3.5%
     James Murdakes..................................           27,938(5)                       1.1%
     All Directors and Executive Officers............        1,349,000                         54.4%


--------------------

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 15, 1998 ("Currently Exercisable Options") are deemed outstanding for computing the beneficial ownership percentage of the person holding such options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, the persons named in the table above have the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 21,598 shares held by Dr. Michalopoulos' wife and 300 shares held by his son, as to which Dr. Michalopoulos disclaims beneficial ownership. Also includes 56,800 shares issuable pursuant to Currently Exercisable Options.

(3) Shares are held jointly with Dr. Voglis' wife. Also includes 48,600 shares issuable pursuant to Currently Exercisable Options.

(4) Includes 39,852 shares held by Operating Management, Inc., a corporation controlled by Mr. Magnuson.

(5)  Includes 20,000 shares issuable pursuant to Currently Exercisable Options.

                                    AUDITORS

         The Board of Directors intends to appoint Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1998. Ernst & Young LLP audited the financial statements for the Company for the year ended December 31, 1997. Representatives of Ernst & Young LLP will be present at the 1998 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                                  OTHER MATTERS

The Company is including with this Proxy Statement its Annual Report to Shareholders for the year ended December 31, 1997, which includes an audited balance sheet as of that date and the related statements of operations, cash flows and shareholders' equity for the year then ended, as well as other financial information relating to the Company including Management's Discussion and Analysis of Financial Condition and Results of Operations. Shareholders may receive, without charge, a copy of the Company's 1997 Form 10-KSB Report as filed with the Securities and Exchange Commission by writing to Image Sensing Systems, Inc., 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104, Attention: Chief Financial Officer.

                      PROPOSALS FOR THE NEXT ANNUAL MEETING

         Any proposal by a shareholder to be presented at the next annual meeting must be received at the Company's principal executive offices, 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104, not later than December 4, 1998.


                                    By Order of the Board of Directors,




                                    Spiro G. Voglis
                                    Secretary

Dated:  April 3, 1998

IMAGE SENSING SYSTEMS, INC.
1600 UNIVERSITY AVENUE WEST, #500
ST. PAUL, MINNESOTA 55104

                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated March 30, 1998, appoints Spiro G. Voglis and Arthur J. Bourgeois as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all shares of Common Stock of Image Sensing Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, May 28, 1998 at the Crowne Plaza Northstar Hotel, 618 Second Avenue South, Minneapolis, Minnesota at 3:30 p.m., and any adjournment thereof. Each of the matters set forth below has been proposed by the Company.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS PROVIDED BY THE UNDERSIGNED SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ITEM 1 LISTED HEREIN. UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.

     Receipt of Notice of Annual Meeting of Shareholders and Proxy Statement is acknowledged by your execution of this proxy. Complete, sign, date, and return this proxy in the addressed envelope--no postage required. Please mail promptly to save further solicitation expenses.

1. ELECTION OF DIRECTORS.

      FOR all nominees listed below                    WITHHOLD AUTHORITY
      (EXCEPT AS MARKED TO THE CONTRARY BELOW) [ ]     TO VOTE FOR ALL NOMINEES
                                                       LISTED BELOW [ ]

  (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE
                 THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
    Panos G. Michalopoulos, Spiro G. Voglis, Richard C. Magnuson, Richard P.
                     Braun, James Murdakes, C. (Dino) Xykis

                          (CONTINUED ON REVERSE SIDE)

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


     INSTRUCTION: When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee, custodian, or guardian, please give full title as such. If shares are held by a corporation, this proxy should be signed in full corporate name by its president or other authorized officer. If a partnership holds the shares subject to this proxy, an authorized person should sign in the name of such partnership.

                                                PLEASE SIGN, DATE AND MAIL THIS
                                                PROXY IN THE ENCLOSED ADDRESSED
                                                ENVELOPE, WHICH REQUIRES NO
                                                POSTAGE IF MAILED IN THE U.S.

                                                PLEASE SIGN EXACTLY AS YOUR
                                                NAME APPEARS HEREON. JOINTLY
                                                OWNED SHARES WILL BE VOTED AS
                                                DIRECTED IF ONE OWNER SIGNS
                                                UNLESS ANOTHER OWNER INSTRUCTS
                                                TO THE CONTRARY, IN WHICH CASE
                                                THE SHARES WILL NOT BE VOTED.
                                                IF SIGNING IN A REPRESENTATIVE
                                                CAPACITY, PLEASE INDICATE TITLE
                                                AND AUTHORITY.


                                                 Dated: ___________________,1998


                                                 ______________________________
                                                           Signature